EXHIBIT 10.24


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of March 27, 2000, by and between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a New York corporation with an office and place of business at 26 Harbor Park Drive, Port Washington, New York 11050 (the "Company"), and DAVID GERSHEN, who resides at 2 Pal Court, Plainview, NY 11830 (the "Employee").

                                   RECITALS:

          A. The Company is engaged in providing comprehensive prescription benefit management services to the general commercial market.

          B. The Company wishes to assure itself of the services of the Employee for the period provided in this Agreement, and the Employee is willing to serve in the employ of the Company on a full-time basis, for said period, and upon the other terms and conditions hereinafter provided.

                                   AGREEMENT:

     1. TERM OF EMPLOYMENT.

     1.1 The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof, for an initial term of one (1) year commencing on the Commencement Date (as defined in Subsection 1.2 hereof) and ending (subject to the provisions of Section 5 hereof) on the date immediately preceding the first anniversary of the Commencement Date (the "Initial Term"). The employment of the Employee shall continue hereunder after the Initial Term to commence on the first anniversary of the Commencement Date (such period being hereinafter referred to as the "Extended Term"), unless the Company or the Employee shall give notice to the other of the election of the Company or the Employee to terminate the employment of the Employee at the end of the Initial Term or at any time during the Extended Term as the case may be. (The period of the Company's employment of the Employee shall be hereinafter referred to as the "Employment Period".)

     1.2 As used in this Agreement, the term "Commencement Date" shall mean May 1, 2000.

     2. DUTIES.

     2.1 During the Employment Period, the Employee shall be employed by the Company and shall serve as its Chief Financial Officer. Employee shall report on a regular basis directly to the Company's President and Chairman and shall perform such duties consistent with his position as of such nature as are usually associated with such office, and the Employee shall and have such powers relating to the Company as shall from time to time be assigned to him by the Board of Directors of the Company.

     2.2 During the Employment Period, the Employee shall devote his full business time, best efforts,energies, attention and ability to the business and interests of the Company.

     3. COMPENSATION.

     3.1 As full compensation for his services and undertakings pursuant to this Agreement, the Employee shall receive a salary at the rate of $150,000.00 per year, subject to adjustment as hereafter provided, payable in twenty-six (26) equal installments or other more frequent installments in accordance with the regular pay policies of the Company. Employee's compensation shall be increased by an amount to be determined by the parties each year of the Extended Term. In addition, the Employee shall be entitled to receive a bonus of $25,000 at the end of the Initial Term, provided Employee is in the employ of the Company at such time. Employee shall also be entitled to participate in the bonus pool allocated for senior executives.

     3.2 During the  Employment  Period,  the Employee shall also be entitled to
(a) three (3) weeks paid vacation annually and (b) participate in group medical insurance and other benefits or programs of the Company hereafter established and made available by the Company to its employees, the cost of which will be borne by the Company. The Company agrees to waive, where applicable and permissible pursuant to the terms of any such plan, any enrollment waiting period in the Company's group medical insurance plans and retirement plans.

     3.3 The Company shall deduct from the Employee's salary, bonus or incentive compensation any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

     4. STOCK OPTIONS.

     Simultaneously upon the execution of this Agreement, the Employee will be granted by the Company an option to purchase 35,000 shares of Common Stock of the Company, such options to vest in accordance with the terms of the Stock Option Agreement attached hereto and made part of this Agreement as Exhibit A.

     5. TERMINATION.

     5.1 If the Employee dies or becomes disabled during the Employment Period, his salary and all other rights under this Agreement shall terminate at the end of the month during which death or disability occurs. For the purposes of this Agreement, the Employee shall be deemed to be "disabled" if he has been unable to perform his duties for six consecutive months or nine months in any twelve-month period, all as determined in good faith by the Board of Directors of the Company. Notwithstanding the definition of disabled contained in the preceding sentence, in the event that the Employee is receiving disability insurance benefits during any period prior to termination of this Agreement as provided in this Section 5.1, the Employee's salary shall be reduced by an amount equal to such disability insurance benefits during such period.

     5.2 The Company, in addition to any other remedies available to it, either at law or in equity, may terminate this Agreement without any further liability or obligation to the Employee from and after the date of such termination, by delivering to Employee written notice upon the occurrence of any of the following events:

     (a) commission by the Employee of a material breach of this Agreement which, if curable, remains uncured for fifteen (15) days after Employee receives written notice thereof, or

     (b) indictment of the Employee for a felony or other serious crime.

     5.3 In the event that the Company terminates this Agreement for a reason other than those set forth in Section 5.2 hereof or should Employee terminate the Agreement for "Good Reason" as hereinafter defined (but not in the event of termination by Employee without Good Reason), the Company shall pay the Employee an amount equal to the Employee's then current annual salary, exclusive of any bonuses, and shall continue group medical insurance and similar health benefits (the "Severance Pay"), for one year after termination of employment (the "Severance Period"). However, such Severance Pay shall immediately be reduced by the amount of salary received by the Employee during the Severance Period upon Employee's obtaining employment with another employer. The Company shall assist Employee in procuring new employment and Employee agrees to give consideration to any and all prospective employers procured by the Company.

     5.4 The Employee shall have "Good Reason" to terminate his employment hereunder if such termination shall be the result of: (a) a material diminution during the Employment Period in the Employee's duties, responsibilities, reporting relationship or title as set forth in Section 2.1 hereof; (b) a breach by the Company of the compensation and benefits provisions set forth in Section 3 hereof; (c) a material breach by the Company of any of the other terms of this Agreement; (d) relocation of the Employee's office more than 35 miles from Port Washington, Long Island; or (e) if there is a "Change of Control" as defined in
Section 5.5 of this Agreement.

     5.5 The term "Change of Control" shall mean: (i) the acquisition by any Person or Persons acting as a group (other than any existing shareholder of the Company) following the Commencement Date of more than 50% of the Company's outstanding voting stock; (ii) the merger of the Company with or into another corporation where the Company is not the surviving entity; (iii) any reverse merger in which the Company's shareholders immediately prior to the merger do not have the right to elect a majority of the Board of the surviving entity; or
(iv) the sale of all or substantially all of the assets of the Company. The term "Person" shall mean any individual, company, limited liability company, partnership or other entity. As used in this definition, "control" of a Person means the possession, directly or indirectly, of the unilateral power to cause a change in the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

     6.  COVENANT  NOT TO DISCLOSE.

     6.1 The Employee covenants and undertakes that he will not at any time during or after the termination of his employment hereunder reveal, divulge, or make known to any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any), or use for his own account any customers' lists, trade secrets, or any secret or any confidential information ("Confidential Information") of any kind used by the Company during his employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Employee, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Employee by reason of his employment by the Company. The Employee further covenants and agrees that he shall retain such knowledge and information which he has acquired or shall acquire and develop during his employment respecting such Confidential Information in trust for the sole benefit of the Company, its successors and assigns and upon termination of his employment with the Company, return same to the Company. Employee shall, if asked to by the Company, sign a statement acknowledging, among other things, that Employee has returned all such Confidential Information.

     7. COVENANT NOT TO COMPETE; NON-INTERFERENCE.

     7.1 The Employee covenants and undertakes that, during the Employment Period hereunder and should the Company terminate Employee's employment hereunder pursuant to Sections 5.2 (a) or (b), or should Employee voluntarily terminate his employment hereunder for other than Good Reason, for a period of one (1) year after the Severance Period, Employee will not, without the prior written consent of the Company, directly or indirectly, and whether as principal or as agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engage anywhere in a business which is similar to or in competition with any of the material businesses carried on by the Company (a "Similar Business") in the New York City metropolitan area, except in the course of his employment hereunder; provided, however, that the Employee may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (A) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under
Section 12 (g) of the Securities Exchange Act of 1934; and (B) his investment does not exceed, in the case of any class of the capital stock of any one issuer, two (2%) percent of the issued and outstanding shares, or in the case of bonds or other securities, two (2%) percent of the aggregate principal amount thereof issued and outstanding.

     7.2 The Employee covenants and undertakes that during the Employment Period and for a period of three (3) years after the Severance Period, he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company any person, firm, corporation or other business organization who or which at any time during the Employee's employment with the Company was an employee, consultant, agent, supplier, a customer of the Company or in the habit of dealing with the Company.

     8. COVENANT TO REPORT; PATENT, ETC.

     8.1 The Employee shall promptly communicate and disclose to the Company all inventions, discoveries, improvements and new writings, in any form, whatsoever (hereinafter "Inventions") including, without limitation, all software, programs, routines, techniques, procedures, training aides and instructional manuals conceived, developed or made by him during his employment by the Company, whether solely or jointly with others, and whether or not patentable or copyrightable, (A) which relate to any matters or business carried on or being developed by the Company, or (B) which result from or are suggested by any work done by him in the course of his employment by the Company. The Employee shall also promptly communicate and disclose to the Company all other data obtained by him concerning the business or affairs of the Company in the course of his employment by the Company.

     8.2 All written materials, records and documents made by the Employee or coming into his possession during the Employment Period concerning the business or affairs of the Company shall be the sole property of the Company, and, upon the termination of the Employment Period or upon the request of the Company during the Employment Period, the Employee agrees to render to the Company such reports of the activities undertaken by the Employee or conducted under the Employee's direction, pursuant hereto during the Employment Period as the Company may request.

     8.3 The Employee will assign to the Company all right in the Inventions and will assist the Company or its designee during and subsequent to his employment, at the Company's sole expense, in filing patent and/or copyright applications on, and obtaining for the Company's benefit patents and/or copyrights for such Inventions in any and all countries, and will assign to the Company all such patent and/or copyright applications, all patents and/or copyrights which may issue thereon, said Inventions to be and remain the sole and exclusive property of the Company or its designee whether or not patented and/or copyrighted.

     8.4 Any Invention  conceived,  developed or made by the Employee within one
(1) year of the termination of his employment, whether such termination of employment is voluntary or involuntary, shall be deemed to have arisen out of and been conceived, developed or made by the Employee during his employment by the Company, unless established to have been conceived, developed or made after the termination of such employment.

     9. REMEDIES.

     The Employee acknowledges that the Company will have no adequate remedy at law if the Employee violates the terms of Section 6, 7 or 8 hereof. In such event, the Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of or otherwise to specifically enforce any of the covenants of such Sections.

     10. COMPLIANCE WITH OTHER AGREEMENTS.

     10.1 Employee and Company represent and warrant to the other that each is under no contract, restriction or obligation which is inconsistent with execution of this Agreement or the performance of his/its duties hereunder. Each hereby agrees to indemnify the other for all losses, damages, costs, fees and expenses including attorney's fees incurred by the other in connection with any of the following:

     (a) any breach of the foregoing representations and warranties;

     (b) any lawsuit or other legal proceeding in which it is claimed that the other has breached any trust, confidence or duty of loyalty, etc.;

     (c) any action or matter relating to the above representations and warranties.

     11. WAIVERS.

     A waiver by the Company or the Employee of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     12. BINDING EFFECT; BENEFITS.

     Subject to the provisions of Section 5 hereof this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any corporation or other business organization with which the Company may merge or consolidate or to which it may transfer substantially all of its assets. Insofar as the Employee is concerned, this Agreement, being personal, cannot be assigned.

     13. NOTICES.

     All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered in person, by courier, by facsimile transmission (with proof of delivery), or four (4) days after dispatch by registered or certified mail, postage paid, return receipt requested, to the party to whom the same is so given or made, to the address of such party hereinabove set forth and in the case of notices to the Employee, a copy shall be similarly sent to Broudy & Associates, P.C., 230 Park Avenue, Suite 2400, New York, New York 10169, Attn: Louis L. Broudy, Esq.

     14. ENTIRE AGREEMENT; AMENDMENTS; SURVIVAL COVENANTS.

     This Agreement contains the entire Agreement, and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, changed, amended, modified or discharged orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought. The covenants of the Employee contained in Sections 6, 7 and 8 (insofar as they relate to the Employment Period) of this Agreement and the covenants of the Company contained in Section 5.3, if applicable, shall survive the termination of the Employment Period.

     15. HEADINGS.

     The headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

     16. SEVERABILITY.

     The invalidity of all or any part of any Section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such Section. If any provision of this Agreement is so broad as to be unenforceable, such provisions shall be interpreted to be only so broad as is enforceable.

     17. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

     18. GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.

     19. INDEMNIFICATION.

     The Company shall, to the fullest extent permitted by law and by its Certificate of Incorporation and By-laws, indemnify the Employee and hold him harmless for any acts or decisions made by him in good faith while performing his duties pursuant to this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                                     NATIONAL MEDICAL HEALTH
                                                        CARD SYSTEMS, INC.


                                                     By:/s/Bert E. Brodsky
                                                           Bert E. Brodsky
                                                           Chairman

                                                     By:/s/David Gershen
                                                           David Gershen